                                                              Exhibit 16(C)(5)


February 14, 2003


Board of Directors
Seven J Stock Farm, Inc.
16945 Northchase Drive, Suite 1800
Houston, TX  77060

Dear Sirs:

      You have requested that Howard Frazier Barker Elliott, Inc. ("HFBE") update its report concerning the fairness opinion issued to the company on October 29, 2002 in connection with certain transactions contemplated thereunder (the "Reorganization Transactions") that the consideration to be received by the fractional shareholders of the company (the "Fractional Shareholders") is fair to such holders from a financial point of view. Specifically, we revised the financial statement data to include the recently filed annual report of the company and the estimated fair market value oil and gas report of Huddleston & Co., Inc. as of January 1, 2003.

      As set forth in the attached tables, utilizing the new financial data, HFBE has calculated the fair market value of the shares to be redeemed under the Reorganization Transactions as $3.02 per share compared to $2.90 per share as calculated in the original report. Furthermore, HFBE also prepared a liquidation analysis to calculate the consideration to be received by stockholders in the event all of the company's assets were sold and proceeds distributed to stockholders. This analysis indicated a per share value of $3.22.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.




By:   /s/ RONALD L. LATTA, JR.
      ------------------------------------
      Ronald L. Latta, Jr.
      Managing Director

                                                         SEVEN J STOCK FARM, INC.
                                                      Consolidated Balance Sheets
                                                             As of October 31,
                                                                (In $000s)

                                             -----------------------------------------------------------------------------
                                                           % of                  % of                   % of
                                                1997      Assets      1998      Assets      1999       Assets       2000
                                             -----------------------------------------------------------------------------
Assets
Current assets
Cash and cash equivalents                     $   132       6.7%    $    17       0.9%    $    60        3.0%     $    46
Accounts receivable                                65       3.3%         36       1.9%         62        3.1%          93
Accounts receivable - related party                33       1.7%         88       4.6%         76        3.7%         136
Accounts and note receivable - other               11       0.6%         52       2.7%          6        0.3%          14
Deferred income taxes                               0       0.0%          0       0.0%         40        2.0%          31
Refundable income taxes                            52       2.6%          0       0.0%         16        0.8%           2
Other current assets (a)                          148       7.5%         15       0.8%          8        0.4%          13
                                             -----------------------------------------------------------------------------
Total current assets                              441      22.3%        208      10.8%        268       13.2%         335

Property and equipment, net                     1,492      75.4%      1,641      85.4%      1,762       86.8%       1,775
Other assets                                       45       2.3%         72       3.7%          1        0.0%           1

                                             -----------------------------------------------------------------------------
Total assets                                  $ 1,978     100.0%    $ 1,921     100.0%    $ 2,031      100.0%     $ 2,111
                                             =============================================================================
Liabilities and stockholders' equity
Current liabilities
Accounts payable                              $    82       4.1%    $    11       0.6%    $    68        3.3%     $    39
Accounts payable - related parties                 38       1.9%         38       2.0%        144        7.1%         177
Accrued expenses                                   21       1.1%         54       2.8%         21        1.0%          40
Accrued taxes other than income taxes              28       1.4%         25       1.3%         25        1.2%          39
Notes payable                                       0       0.0%          0       0.0%         80        3.9%          56
Deferred income taxes                              39       2.0%          0       0.0%          0        0.0%           0
Current maturities of long-term debt                0       0.0%          0       0.0%         48        2.4%          98
                                             -----------------------------------------------------------------------------
Total current liabilities                         208      10.5%        128       6.7%        386       19.0%         449

Long-term debt                                      0       0.0%          0       0.0%        101        5.0%         111
Deferred income taxes                              90       4.6%         97       5.0%         73        3.6%          77
Deferred revenues and other liabilities (b)         9       0.5%          9       0.5%         94        4.6%         144
                                             -----------------------------------------------------------------------------
Total liabilities                                 307      15.5%        234      12.2%        654       32.2%         781

Stockholders' equity
Common stock                                    1,451      73.4%      1,451      75.5%      1,451       71.4%       1,451
Retained earnings (deficit)                       220      11.1%        236      12.3%        (74)      (3.6%)       (121)
                                             -----------------------------------------------------------------------------
Total stockholders' equity                      1,671      84.5%      1,687      87.8%      1,377       67.8%       1,330

                                             -----------------------------------------------------------------------------
Total liabilities and stockholders' equity    $ 1,978     100.0%    $ 1,921     100.0%    $ 2,031      100.0%     $ 2,111
                                             =============================================================================


                                             -----------------------------------------------------------
                                                 % of                    % of                    % of
                                                Assets       2001       Assets       2002       Assets
                                             -----------------------------------------------------------
Assets
Current assets
Cash and cash equivalents                         2.2%     $    25        1.2%     $    72        3.2%
Accounts receivable                               4.4%         105        5.0%         214        9.5%
Accounts receivable - related party               6.4%         223       10.5%         377       16.7%
Accounts and note receivable - other              0.7%           0        0.0%           0        0.0%
Deferred income taxes                             1.5%          17        0.8%           3        0.1%
Refundable income taxes                           0.1%           0        0.0%           0        0.0%
Other current assets (a)                          0.6%           3        0.1%           5        0.2%
                                             -----------------------------------------------------------
Total current assets                             15.9%         373       17.6%         671       29.8%

Property and equipment, net                      84.1%       1,689       79.8%       1,525       67.7%
Other assets                                      0.0%          55        2.6%          55        2.4%

                                             -----------------------------------------------------------
Total assets                                    100.0%     $ 2,117      100.0%     $ 2,251      100.0%
                                             ===========================================================
Liabilities and stockholders' equity
Current liabilities
Accounts payable                                  1.8%     $   118        5.6%     $   138        6.1%
Accounts payable - related parties                8.4%         113        5.3%         207        9.2%
Accrued expenses                                  1.9%          66        3.1%          49        2.2%
Accrued taxes other than income taxes             1.8%          48        2.3%           0        0.0%
Notes payable                                     2.7%           0        0.0%           5        0.2%
Deferred income taxes                             0.0%           0        0.0%           5        0.2%
Current maturities of long-term debt              4.6%         104        4.9%          12        0.5%
                                             -----------------------------------------------------------
Total current liabilities                        21.3%         449       21.2%         416       18.5%

Long-term debt                                    5.3%         140        6.6%         650       28.9%
Deferred income taxes                             3.6%          74        3.5%          26        1.2%
Deferred revenues and other liabilities (b)       6.8%         138        6.5%         188        8.4%
                                             -----------------------------------------------------------
Total liabilities                                37.0%         801       37.8%       1,280       56.9%

Stockholders' equity
Common stock                                     68.7%       1,451       68.5%       1,451       64.5%
Retained earnings (deficit)                      (5.7%)       (135)      (6.4%)       (480)     (21.3%)
                                             -----------------------------------------------------------
Total stockholders' equity                       63.0%       1,316       62.2%         971       43.1%

                                             -----------------------------------------------------------
Total liabilities and stockholders' equity      100.0%     $ 2,117      100.0%     $ 2,251      100.0%
                                             ===========================================================


(a) Figure for 1997 includes inventories of $138
(b) Includes the accrual for the debt guarantees made for Trinity Valley Pecan Company, a 50% owned affiliate, of $133 in 2000 and 2001 and $184 in 2002

Source:  SEC filings

                                                   SEVEN J STOCK FARM, INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                           FOR THE FISCAL YEARS ENDED OCTOBER 31,
                                                        (IN $000S)

                                                 -----------------------------------------------------------------------
                                                               % of                    % of                     % of
                                                    1997      Revenues      1998      Revenues      1999      Revenues
                                                 -----------------------------------------------------------------------
Revenues
Pipeline operations                               $   198       26.5%     $   303       38.5%     $   266       32.6%
Net oil and gas royalties                             251       33.6%         234       29.7%         192       23.5%
Ranch lease rentals                                   119       15.9%         119       15.1%         119       14.6%
Farm produce sales                                    179       24.0%         131       16.6%         239       29.3%
Contract and irrigation service                         0        0.0%           0        0.0%           0        0.0%
Other revenues                                          0        0.0%           0        0.0%           0        0.0%
                                                 -----------------------------------------------------------------------
Total revenues                                        747      100.0%         787      100.0%         816      100.0%

Costs and expenses
Operating expenses                                    223       29.9%         308       39.1%         382       46.8%
General and administrative expenses                   205       27.4%         238       30.2%         261       32.0%
Depreciation, amortization, and impairment             91       12.2%         100       12.7%         113       13.8%
Equity in loss of 50% owned affiliate                   0        0.0%          29        3.7%         405       49.6%
Interest expense and other (income) expense           (32)      (4.3%)        (35)      (4.4%)        (13)      (1.6%)
Taxes - other than income taxes                        43        5.8%          43        5.5%          42        5.1%
                                                 -----------------------------------------------------------------------
Total costs and expenses                              530       71.0%         683       86.8%       1,190      145.8%

Income (loss) before provision for income taxes       217       29.0%         104       13.2%        (374)     (45.8%)

Provision (benefit) for income taxes                   48        6.4%          30        3.8%         (64)      (7.8%)

                                                 -----------------------------------------------------------------------
Net income (loss)                                 $   169       22.6%     $    74        9.4%     ($  310)     (38.0%)
                                                 =======================================================================

EBITDA                                            $   319       42.7%     $   241       30.6%     $   173       21.2%


                                                 ----------------------------------------------------------------------
                                                               % of                        % of                % of
                                                    2000     Revenues      2001       Revenues     2002      Revenues
                                                 ----------------------------------------------------------------------
Revenues
Pipeline operations                               $   595       46.8%     $   632       43.7%     $   515       37.5%
Net oil and gas royalties                             335       26.4%         308       21.3%         228       16.6%
Ranch lease rentals                                   159       12.5%         205       14.2%         199       14.5%
Farm produce sales                                    178       14.0%         248       17.2%         393       28.6%
Contract and irrigation service                         0        0.0%          48        3.3%          39        2.8%
Other revenues                                          4        0.3%           5        0.3%           0        0.0%
                                                 ----------------------------------------------------------------------
Total revenues                                      1,271      100.0%       1,446      100.0%       1,374      100.0%

Costs and expenses
Operating expenses                                    740       58.2%         860       59.5%         740       53.9%
General and administrative expenses                   319       25.1%         287       19.8%         302       22.0%
Depreciation, amortization, and impairment            128       10.1%         176       12.2%         170       12.4%
Equity in loss of 50% owned affiliate                  48        3.8%          46        3.2%         469       34.1%
Interest expense and other (income) expense            20        1.6%          23        1.6%          14        1.0%
Taxes - other than income taxes                        48        3.8%          51        3.5%          45        3.3%
                                                 ----------------------------------------------------------------------
Total costs and expenses                            1,303      102.5%       1,443       99.8%       1,740      126.6%

Income (loss) before provision for income taxes       (32)      (2.5%)          3        0.2%        (366)     (26.6%)

Provision (benefit) for income taxes                   15        1.2%          17        1.2%         (21)      (1.5%)

                                                 ----------------------------------------------------------------------
Net income (loss)                                 ($   47)      (3.7%)    ($   14)      (1.0%)    ($  345)     (25.1%)
                                                 ======================================================================

EBITDA                                            $   212       16.7%     $   299       20.7%     $   332       24.2%



Source: SEC filings

                                     SEVEN J STOCK FARM, INC.
                               Consolidated Statements of Cash Flow
                              For the Fiscal Years Ended October 31,
                                            (In $000s)

                                                                       --------------------------------------------------------
                                                                        1997     1998       1999      2000      2001      2002
                                                                       --------------------------------------------------------
Cash flows from operating activities
  Net income (loss)                                                    $ 169     $  74     ($310)    ($ 47)    ($ 14)    ($345)
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation, amortization and impairment                           91       100       113       128       176       170
      Deferred income taxes                                               18       (32)      (64)       13        11       (34)
      Equity in loss of 50% owned affiliate                                0        29       405        48        46       469
      Provision for bad debts                                              0         0         0         0        50         0
      Increase (decrease) in cash resulting from changes in:
        Accounts receivable                                              127       (31)       32       (99)     (135)     (205)
        Refundable income taxes                                           14        52       (16)       14         2         5
        Other current assets (a)                                        (100)      141         7        (5)       10        (2)
        Acct. payable, accrued expenses and unearned income               50       (41)      130        39        44        48
                                                                       --------------------------------------------------------
          Net cash provided by operating activities                      369       292       297        91       190       106

  Cash flows from investing activities
    Purchases of property and equipment                                 (229)     (256)     (233)     (141)      (27)       (6)
    Investments in and advances to 50% owned affiliate                   (47)      (93)     (250)        0       (46)     (476)
                                                                       --------------------------------------------------------
          Net cash used in investing activities                         (276)     (349)     (483)     (141)      (73)     (482)

  Cash flows from financing activities
    Proceeds from long-term debt                                           0         0       166       120        71       616
    Dividends paid                                                       (58)      (58)        0         0         0         0
    Proceeds from notes payable                                            0         0        80       120         0         0
    Payment on long-term debt                                              0         0       (17)     (204)     (209)     (193)
                                                                       --------------------------------------------------------
          Net cash provided by financing activities                      (58)      (58)      229        36      (138)      423
                                                                       --------------------------------------------------------

  Net increase in cash and cash equivalents                            $  35     ($115)    $  43     ($ 14)    ($ 21)    $  47
  Cash and cash equivalents at beginning of period                        97       132        17        60        46        25
                                                                       --------------------------------------------------------
  Cash and cash equivalents at end of period                           $ 132     $  17     $  60     $  46     $  25     $  72
                                                                       ========================================================


(a) 1997 figure includes an increase of inventories of $103; 1998 figure includes a decrease in inventories of $138

Source: SEC filings

                               SEVEN J STOCK FARM, INC.
                             NET ASSET VALUE BALANCE SHEET
                                AS OF OCTOBER 31, 2002
                          (IN $000S, EXCEPT PER SHARE AMOUNT)

                                                          ------------------------      ---------------------------
                                                              Book         % of           Market         % of
                                                            Value (a)     Assets           Value         Assets
                                                          ------------------------      ---------------------------
Assets
  Current assets
    Cash and cash equivalents                                   $72         3.2%              $72          0.7%
    Accounts receivable                                         214         9.5%              214          2.2%
    Accounts receivable - related party                         377        16.7%              377          3.9%
    Other current assets                                          8         0.4%                8          0.1%
                                                          ------------------------      ---------------------------
      Total current assets                                      671        29.8%              671          7.0%

  Property and equipment
    Real estate                                                                             8,469         87.9% (b)
    Farm equipment                                                                            102          1.1% (c)
    Oil and gas interests                                                                     338          3.5% (d)
                                                          ------------------------      ---------------------------
      Property and equipment, net                             1,525        67.7%            8,909         92.5%

    Other assets                                                 55         2.4%               55          0.6%
                                                          ------------------------      ---------------------------
      Total assets                                           $2,251       100.0%           $9,635        100.0%
                                                          ========================      ===========================

Liabilities and stockholders' equity
  Current liabilities
    Accounts payable                                           $138         6.1%             $138          1.4%
    Accounts payable - related parties                          207         9.2%              207          2.1%
    Accrued expenses                                             59         2.6%               59          0.6%
    Current maturities of long-term debt                         12         0.5%               12          0.1%
                                                          ------------------------      ---------------------------
      Total current liabilities                                 416        18.5%              416          4.3%

    Long-term debt                                              650        28.9%              650          6.7%
    Deferred revenues and other liabilities                     214         9.5%              214          2.2%
      Total liabilities                                       1,280        56.9%            1,280         13.3%

  Stockholders' equity
    Common stock                                              1,451        64.5%                           0.0%
    Retained earnings (deficit)                                (480)      (21.3%)                          0.0%
                                                          ------------------------      ---------------------------
      Total stockholders' equity                                971        43.1%            8,355         86.7%

                                                          ------------------------      ---------------------------
          Total liabilities and stockholders' equity         $2,251       100.0%           $9,635        100.0%
                                                          ========================      ===========================

  Net asset value ("NAV") of the Company                                                   $8,355
  NAV per share of common stock                                                             $5.76
  Shares outstanding                                                                    1,451,000


(a)  Source:  10-K filing
(b)  Market value per appraisal by James Connor Smith; refer to Exhibit I
(c) Market value per appraisal by Hawkins James & Still Equipment Co.; refer to Exhibit II
(d)  Market value per appraisal by Huddleston & Co, Inc.; refer to Exhibit III

                              SEVEN J STOCK FARM, INC.
                              NET ASSET VALUE SUMMARY
                               AS OF OCTOBER 31, 2002
                        (IN $000S, EXCEPT PER SHARE AMOUNT)

                                                            -------------------------------
                                                               Market               % of
                                                               Value               Assets
                                                            -------------------------------
Assets
  Current assets                                             $      671               7.0%
  Property and equipment, net                                     8,909              92.5%
  Other assets                                                       55               0.6%
                                                            -------------------------------
    Total assets                                             $    9,635             100.0%
                                                            ===============================
Liabilities and stockholders' equity
  Liabilities
    Current liabilities                                      $      416               4.3%
    Long-term debt                                                  650               6.7%
     Deferred revenues and other                                    214               2.2%
                                                            -------------------------------
       Total liabilities                                          1,280              13.3%

Stockholders' equity                                              8,355              86.7%
                                                            -------------------------------

       Total liabilities and stockholders' equity            $    9,635             100.0%
                                                            ===============================

Net asset value ("NAV") of the Company                       $    8,355
NAV per share of common stock                                $     5.76
Shares outstanding                                            1,451,000


                            SEVEN J STOCK FARM, INC.
                       NET ASSET VALUE COMPARISON SUMMARY
                             AS OF OCTOBER 31, 2002
                       (IN $000S, EXCEPT PER SHARE AMOUNT)

                                                  -----------------------  -------------------------   ----------------------------
                                                      Old           %         New             %          Change          Change
                                                     Market        of        Market           of           in            in NAV
                                                     Value        Assets     Value          Assets       Value (a)      Per Share
                                                  -----------------------  -------------------------   ----------------------------
Assets
  Current assets                                   $       324      3.5%    $   671            7.0%     $       347    $      0.24
  Property and equipment, net                            8,896     95.9%      8,909           92.5%              13           0.01
  Other assets (b)                                          55      0.6%         55            0.6%               0           0.00
                                                  -----------------------  -------------------------   ----------------------------
    Total assets                                   $     9,275    100.0%    $ 9,635          100.0%     $       360    $      0.25

Liabilities and stockholders' equity
  Liabilities
    Current liabilities                            $       372      4.0%    $   416            4.3%     $        44    $     (0.03)
    Long-term debt                                         656      7.1%        650            6.7%              (6)          0.00
    Deferred revenues and other                            195      2.1%        214            2.2%              19          (0.01)
                                                  -----------------------  -------------------------   ----------------------------
      Total liabilities                                  1,223     13.2%      1,280           13.3%              57          (0.04)

Stockholders' equity                                     8,052     86.8%      8,355           86.7%             303           0.21
                                                  -----------------------  -------------------------   ----------------------------

      Total liabilities and stockholders' equity   $     9,275    100.0%    $ 9,635          100.0%     $       360
                                                  =======================  =========================   ==============

Net asset value ("NAV") of the Company             $     8,052                         $     8,355      $       303    $      0.21
NAV per share of common stock                                               $  5.55    $      5.76      $      0.21    $      0.21
Shares outstanding                                   1,451,000                           1,451,000        1,451,000      1,451,000



                            SEVEN J STOCK FARM, INC.
                       MARKETABLE MINORITY INTEREST VALUE
                             AS OF OCTOBER 31, 2002




           NAV per share of common stock                           $5.76

           Minority interest discount                     30%      (1.73)
                                                                 --------
           Marketable minority interest value per share            $4.03
                                                                 ========

                            SEVEN J STOCK FARM, INC.
                                FAIR MARKET VALUE
                             AS OF OCTOBER 31, 2002



           Marketable minority interest value per share            $4.03

           Discount for lack of marketability (a)          25%     (1.01)
                                                                 --------
           FAIR MARKET VALUE PER SHARE (ROUNDED)                   $3.02
                                                                 ========


(a)  Refer to Exhibit IV